Independent Auditors' Consent





To the Shareholders and Board of Trustees
The Dreyfus/Laurel Tax-Free Municipal Funds


We consent to the use of our reports dated August 13, 1998 with respect to Dreyfus Premier Limited Term Massachusetts Municipal Fund, Dreyfus Premier Limited Term Municipal Fund, Dreyfus BASIC New York Municipal Money
Market Fund, Dreyfus BASIC Massachusetts Municipal Money Market Fund and Dreyfus BASIC California Municipal Money Market Fund) (five of the funds comprising The Dreyfus/Laurel Tax-Free Municipal Funds) incorporated by reference in the Statements of Additional Information and to the references to our firm under the headings "Financial Highlights" in the Prospectuses; "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" in the Statement of Additional Information for Dreyfus Premier Limited Term Massachusetts Municipal Fund and Dreyfus Premier Limited Term Municipal Fund; and "Counsel and Independent Auditors" in the Statements of Additional Information for Dreyfus BASIC New York Municipal Money Market Fund, Dreyfus BASIC Massachusetts Municipal Money Market Fund and Dreyfus BASIC California Municipal Money Market Fund.



                                   /s/ KPMG Peat Marwick LLP

New York, New York
October 23, 1998



                        Independent Auditors' Consent



To the Shareholders and Board of Trustees
The Dreyfus/Laurel Tax-Free Municipal Funds



We consent to the use of our reports dated August 13, 1998 with respect to Dreyfus Premier Limited Term California Municipal Fund and Dreyfus Premier Limited Term New York Municipal Fund (two of the funds comprising The Dreyfus/Laurel Tax-Free Municipal Funds) incorporated by reference in the Statement of Additional Information and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" in the Statement of Additional Information. Shareholders of each Fund approved a plan of reorganization whereby each fund will merge into the Dreyfus Premier Limited Term Municipal Fund at a special joint meeting of shareholders held on September 29, 1998. The mergers are expected to become effective on or about November 11, 1998.



                                                    /s/KPMG Peat Marwick LLP




New York, New York
October 26, 1998